Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Annual Report of LOUD Technologies Inc. (the “Company”) on Form 10-K for the period ended December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, James T. Engen and Timothy P. O’Neil, Chief Executive Officer and Chief Financial Officer, respectively, of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: April 16, 2007	By:	/s/ James T. Engen James T. Engen
Chairman, President and Chief
Executive Officer

/s/ Timothy P. O’Neil Timothy P. O’Neil
Chief Financial Officer, Senior Vice
President Finance, Secretary and
Treasurer
     A signed original of this written statement required by Section 906 has been provided to LOUD Technologies Inc. and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.